Exhibit 10.20

EXECUTION VERSION

MEZZANINE LOAN AND SECURITY AGREEMENT

THIS MEZZANINE LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of September 25, 2015 (the “Effective Date”) among SG ENTERPRISES II, LLC, a Washington limited liability company (the “Lender”), and IMPINJ, INC., a Delaware corporation (“Borrower”), and provides the terms on which Lender shall lend to Borrower, and Borrower shall repay Lender. The parties agree as follows:

1 ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP, provided, however, that (x) any obligations of a Person under a lease (whether existing now or entered into in the future) that is not (or would not be) a capital lease obligation under GAAP as in effect on the Effective Date shall not be treated as a capital lease obligation solely as a result of the adoption of changes in GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2 LOAN AND TERMS OF PAYMENT

2.1 Promise to Pay. Borrower hereby unconditionally promises to pay Lender the outstanding principal amount of the Term Loan and accrued and unpaid interest thereon as and when due in accordance with the terms of the applicable Loan Documents. The Term Loan shall be evidenced by the Note executed by Borrower and payable to the order of Lender, in the total principal amount of the Loan.

2.1.1 Term Loan.

(a) Availability. On the Effective Date, Lender shall make a term loan to Borrower in an aggregate principal amount equal to Five Million Dollars ($5,000,000) (the “Term Loan).

(b) Repayment. Interest shall be due and payable on the first day of each month as provided under Section 2.2(c). Principal payments on the Term Loan shall commence on the first day of the twenty-fifth (25th) full month following the Effective Date, and shall continue on the first day of each subsequent month until the Term Loan Maturity Date. Each principal payment shall be in a principal amount equal to $138,888.88, provided that all outstanding principal amounts of the Term Loan shall be due and payable in full on the Term Loan Maturity Date.

(c) Prepayment. Subject to the terms of any subordination agreement with a Senior Lender, including the SVB Subordination Agreement, Borrower shall have the option to prepay all or any portion of the Term Loan advanced by Lender under this Agreement, provided Borrower (a) provides written notice to Lender of its election to prepay the Term Loan at least ten (10) days prior to such prepayment (or such shorter notice period as permitted by the Lender), and (b) pays, on the date of the prepayment (i) all accrued and unpaid interest with respect to the portion of the Term Loan so prepaid through the date the prepayment is made; (ii) all unpaid principal with respect to the portion of the Term Loan so prepaid; and (iii) all other sums, if any, that shall have become due and payable hereunder with respect to this Agreement.

2.2 Payment of Interest on the Term Loan.

(a) Interest Rate.

(i) Term Loan. Subject to Section 2.2(b), the principal amount outstanding for the Term Loan shall accrue interest at a fixed per annum rate equal to eighteen percent (18.0%).

(b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points (5.00%) above the rate

EXECUTION VERSION

that is otherwise applicable thereto (the “Default Rate”) unless Lender otherwise elects from time to time in its sole discretion to impose a smaller increase. Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including, without limitation, Lender Expenses) but are not paid when due shall bear interest until paid at a rate equal to the highest rate applicable to the Obligations. Payment or acceptance of the increased interest rate provided in this Section 2.2(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Lender.

(c) Payment; Interest Computation; Float Charge. Interest is payable monthly on the first calendar day of each month and shall be computed on the basis of a 360-day year for the actual number of days elapsed. In computing interest, (i) all payments received after 5:00 p.m. Pacific time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of the Term Loan shall be included and the date of payment shall be excluded; provided, however, that if the Term Loan is repaid on the same day on which it is made, such day shall be included in computing interest on the Term Loan.

2.3 Fees. Borrower shall pay to Lender:

(a) Term Loan Commitment Fee. A fully earned, non-refundable commitment fee in an amount equal to one and a half percent (1.5%) of the Term Loan is due on the Effective Date; and

(b) Lender Expenses. All Lender Expenses (including reasonable attorneys’ fees and expenses for documentation and negotiation of this Agreement) as of the Effective Date, and incurred through and after the Effective Date, when due.

2.4 Payments; Application of Payments. All payments (including prepayments) to be made by Borrower under any Loan Document shall be made in immediately available funds in U.S. Dollars, without setoff or counterclaim, before 12:00 p.m. Pacific time on the date when due. Payments of principal and/or interest received after 12:00 p.m. Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

2.5 Mandatory Prepayment. If Borrower receives a notice of redemption election from the requisite stockholders of Borrower pursuant to the terms of its certificate of incorporation, as amended (the “Charter”), which requires Borrower to repurchase capital stock of such stockholders pursuant to the terms of its Charter and if Borrower is legally permitted to repurchase such capital stock under applicable law, then Borrower shall notify Lender of such redemption notice not less than twenty (20) days prior to the required date of repurchase of such capital stock pursuant to the terms of the Charter, and at Lender’s written election, Lender may require that Borrower be required to prepay all or a portion of the outstanding Obligations under this Agreement five (5) Business Days prior to the required date of repurchase of such capital stock pursuant to the terms of the Charter. Following notice to Lender of the receipt of a redemption notice by Borrower, Borrower shall provide Lender with such additional information relating to the redemption notice as Lender may reasonably request.

3 CONDITIONS OF LOANS

3.1 Conditions Precedent to Extension of Term Loan. Lender’s obligation to make the Term Loan is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Lender, such documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate, including:

(a) duly executed original signatures to the Loan Documents;

(b) duly executed original signatures to the completed Borrowing Resolutions for Borrower;

(c) evidence satisfactory to Lender that the insurance policies required by Section 6.4 hereof are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Lender;

EXECUTION VERSION

(d) no event has occurred that in Lender’s sole judgment, has resulted in a material adverse effect to Borrower’s business, assets, financial condition, operations, results of operations and prospects;

(e) a certificate duly executed by a Responsible Officer certifying that (i) the representations and warranties of Borrower are accurate in all material respects and (ii) no Event of Default exists; and

(f) payment of the fees and Lender Expenses then due as specified in Section 2.3 hereof.

4 CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Borrower hereby grants Lender, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Lender, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

4.2 Priority of Security Interest. Borrower represents, warrants, and covenants that the security interest granted herein is and shall, subject to Section 6.5, at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Lender’s Lien under this Agreement and Liens granted by Borrower to Bank pursuant to the SVB Loan Agreement). If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Lender in a writing signed by Borrower of the general details thereof and grant to Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Lender.

If this Agreement is terminated, Lender’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations), Lender shall, at Borrower’s sole cost and expense, release its Liens in the Collateral and all rights therein shall revert to Borrower.

4.3 Authorization to File Financing Statements. Borrower hereby authorizes Lender to file financing statements, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Lender’s interest or rights hereunder.

5 REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1 Due Organization, Authorization; Power and Authority. Borrower is duly existing and in good standing in its jurisdiction of formation and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business. Borrower represents and warrants to Lender that (a) Borrower’s exact legal name is that indicated on the on the signature page hereof; (b) Borrower is a corporation incorporated under that laws of the state of Delaware; (c) Borrower’s chief executive office as well as Borrower’s mailing address (if different than its chief executive office) is set forth in Section 10 (or is as otherwise notified by Borrower from time to time in writing); and (d) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction. If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Lender of such occurrence and provide Lender with Borrower’s organizational identification number.

The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full

EXECUTION VERSION

force and effect) or (v) constitute an event of default, or require consent of any third party that has not already been obtained, under any material agreement by which Borrower is bound, including, but not limited to, any agreements underlying any Permitted Senior Indebtedness. Each of this Agreement and the other Loan Documents constitutes the valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could reasonably be expected to have a material adverse effect on Borrower’s business.

5.2 Collateral. Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. As of the Effective Date, Borrower has no deposit accounts or investment accounts other than the deposit accounts and investment accounts disclosed on Schedule A, or of which Borrower has given Lender notice and taken such actions as are necessary to give Lender a perfected security interest therein. The Accounts are bona fide, existing obligations of the Account Debtors.

As of the Effective Date, the Collateral is not in the possession of any third party bailee (such as a warehouse) except as otherwise disclosed on Schedule A. None of the components of the Collateral shall be maintained at locations other than as provided in Schedule A or as permitted pursuant to Section 7.2.

All Inventory is in all material respects of good and marketable quality, free from material defects.

As of the Effective Date, Borrower is the sole owner of the Intellectual Property which it owns or purports to own except for (a) non-exclusive licenses granted to its customers in the ordinary course of business, (b) over-the-counter software that is commercially available to the public, and (c) material Intellectual Property licensed to Borrower and noted on Schedule A. Each Patent which it owns or purports to own and which is material to Borrower’s business is valid and enforceable, and no part of the Intellectual Property which Borrower owns or purports to own and which is material to Borrower’s business has been judged invalid or unenforceable, in whole or in part. To the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property violates the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on Borrower’s business.

As of the Effective Date, Borrower is not a party to, nor is it bound by, any Restricted License.

5.3 Litigation. Except as otherwise disclosed to Lender, there are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than, individually or in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000).

5.4 Financial Statements; Financial Condition. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Lender fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Lender.

5.5 Solvency. The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6 Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company”

EXECUTION VERSION

or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on its business. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue their respective businesses as currently conducted.

5.7 Subsidiaries; Investments. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8 Tax Returns and Payments; Pension Contributions. Borrower has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower, except, in each case, where the failure to file such returns or reports, or to pay such taxes, assessments, deposits and contributions could not reasonably be expected to have a material adverse effect on Borrower’s business. Borrower may defer payment of any contested taxes, provided that Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Lender in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”. Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.9 Use of Proceeds. Borrower shall use the proceeds of the Term Loan solely as working capital and to fund its general business requirements and not for personal, family, household or agricultural purposes.

5.10 Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized by Lender that any projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from any projected or forecasted results).

5.11 Definition of “Knowledge.” For purposes of the Loan Documents, whenever a representation or warranty is made to Borrower’s knowledge or awareness, to the “best of” Borrower’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.

6 AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1 Government Compliance.

(a) Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower’s business.

EXECUTION VERSION

(b) Obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Lender in all of its property. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Lender.

6.2 Financial Statements, Reports, Certificates. Deliver to Lender:

(a) Quarterly Financial Statements. As soon as available, but no later than forty-five (45) days after the last day of each fiscal quarter, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations for such fiscal quarter certified by a Responsible Officer and in a form acceptable to Lender (the “Quarterly Financial Statements”);

(b) Quarterly Compliance Certificate. Within forty-five (45) days after the last day of each fiscal quarter and together with the Quarterly Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such fiscal quarter, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Lender shall reasonably request;

(c) Annual Audited Financial Statements. As soon as available, but no later than one hundred eighty (180) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion (or qualified only for going concern so long as Borrower’s investors provide additional equity as needed) on the financial statements from an independent certified public accounting firm acceptable to Lender in its reasonable discretion;

(d) Event of Default. When any Event of Default has occurred and is continuing under this Agreement, Borrower shall deliver to Lender, in accordance with Section 10, a certificate signed by a Responsible Officer specifying such event, notice or other action within ten (10) days of its occurrence.

(e) Other Statements. Within ten (10) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt;

(f) Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries of, individually or in the aggregate, Two Hundred Fifty Thousand Dollars ($250,000) or more;

(g) Projections. As soon as available, but no later than the earlier of thirty (30) days after the last day of Borrower’s fiscal year or the date on which the same are delivered to holders of Permitted Senior Indebtedness, a board approved annual operating plan.

(h) Other Financial Information. Such other budgets, sales projections, operating plans and other financial information reasonably requested by Lender.

6.3 Taxes; Pensions. Timely file, and require each of its Subsidiaries to timely file, all required material tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all material foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.8 hereof, and shall deliver to Lender, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.4 Insurance. Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrower’s industry and location and as Lender may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Lender. All property policies shall have a lender’s loss payable endorsement showing Lender as lender loss payee and waive subrogation against Lender. All liability

EXECUTION VERSION

policies shall show, or have endorsements showing, Lender as an additional insured. All policies (or the loss payable and additional insured endorsements) shall provide that the insurer shall give Lender at least twenty (20) days’ notice before canceling, amending, or declining to renew its policy. At Lender’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. If Borrower fails to obtain insurance as required under this Section 6.4 or to pay any amount or furnish any required proof of payment to third persons and Lender, Lender may make all or part of such payment or obtain such insurance policies required in this Section 6.4, and take any action under the policies Lender deems prudent. During the continuance of an Event of Default, proceeds payable under any policy shall, at Lender’s option, be payable to Lender on account of the Obligations. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy toward the replacement or repair of destroyed or damaged property (or the purchase of other property otherwise useful in the Borrower’s business); provided that any such replaced or repaired property shall be deemed Collateral in which Lender has been granted a first priority security interest (subject only to Permitted Liens that may have superior priority to Lender’s Lien under this Agreement).

6.5 Operating Accounts. Provide Lender five (5) days prior written notice before establishing any Collateral Account at or with any financial institution. For each Collateral Account that Borrower at any time maintains, Borrower shall, at the request of Lender, cause the applicable financial institution at or with which any Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Lender’s Lien in such Collateral Account in accordance with the terms hereunder which Control Agreement may not be terminated without the prior written consent of Lender. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees and identified to Lender by Borrower as such (collectively, the “Excluded Accounts”).

6.6 Financial Covenants. Maintain as of the last day of each fiscal quarter, on a consolidated basis with respect to Borrower:

(a) Minimum Revenue. Borrower’s consolidated revenue as determined in accordance with GAAP of not less than 80% of the board approved plan, measured quarterly on a year-to-date basis.

6.7 Protection of Intellectual Property Rights.

(a) (i) Protect, defend and maintain the validity and enforceability of its Intellectual Property; (ii) promptly advise Lender in writing of material infringements of its Intellectual Property; and (iii) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Lender’s written consent.

(b) Provide written notice to Lender within thirty (30) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). Borrower shall use its commercially reasonable efforts to take such steps as Lender reasonably request to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for Lender to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) Lender to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Lender’s rights and remedies under this Agreement and the other Loan Documents.

6.8 Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Lender, without expense to Lender, Borrower and its officers, employees and agents and Borrower’s books and records, to the extent that Lender may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Lender with respect to any Collateral or relating to Borrower.

6.9 Access to Collateral; Books and Records. Allow Lender, or its agents, at reasonable times, on five (5) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), to inspect the Collateral and audit and copy Borrower’s Books. Such inspections or audits shall be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing.

EXECUTION VERSION

6.10 Formation or Acquisition of Subsidiaries. At the time that Borrower forms any direct or indirect Subsidiary, other than an Excluded Subsidiary, or acquires any direct or indirect Subsidiary, other than an Excluded Subsidiary, after the Effective Date, Borrower shall (a) cause such new Subsidiary to provide to Lender a joinder to the Loan Agreement to cause such Subsidiary to become a co-borrower hereunder, together with such appropriate financing statements and/or Control Agreements, all in form and substance satisfactory to Lender (including being sufficient to grant Lender a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Lender appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Lender, and (c) provide to Lender all other documentation in form and substance satisfactory to Lender which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above. Any document, agreement, or instrument executed or issued pursuant to this Section 6.10 shall be a Loan Document.

6.11 Further Assurances. Execute any further instruments and take further action as Lender reasonably requests to perfect or continue Lender’s Lien in the Collateral or to effect the purposes of this Agreement. Deliver to Lender, within five (5) days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental Approvals or Requirements of Law or that could reasonably be expected to have a material effect on any of the Governmental Approvals or otherwise on the operations of Borrower or any of its Subsidiaries.

7 NEGATIVE COVENANTS

Borrower shall not do any of the following without Lender’s prior written consent:

7.1 Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment; (c) in connection with Permitted Liens and Permitted Investments; (d) of non-exclusive licenses for the use of the property of Borrower or its Subsidiaries in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States; and (e) other Transfers that do not exceed $100,000 per fiscal year.

7.2 Changes in Business, Management, Control, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) have a change in Key Person where the Company’s Board of Directors does not replace such Key Person within ninety (90) days of such change or (ii) consummate any transaction or series of related transactions in which the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than forty percent (40%) of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of Borrower’s equity securities in a public offering or to venture capital investors so long as Borrower identifies to Lender the venture capital investors prior to the closing of the transaction and provides to Lender a description of the material terms of the transaction).

Borrower shall not, without at least ten (10) Business Days prior written notice to Lender: (1) change its jurisdiction of organization, (2) change its organizational structure or type, (3) change its legal name, or (4) change any organizational number (if any) assigned by its jurisdiction of organization.

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except that a Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

EXECUTION VERSION

7.5 Encumbrance. Create, incur, allow, or suffer any Lien on any of its property or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority (subject only to (i) Section 6.5 and (ii) Permitted Liens that may have superior priority to Lender’s Lien under this Agreement) security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Lender) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or any Subsidiary’s Intellectual Property in favor of Lender, except with respect to transactions otherwise permitted in Section 7.1 hereof and clauses (c) and (j) of the definition of “Permitted Liens” herein.

7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.5 hereof.

7.7 Distributions; Investments. (a) Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock provided that (i) Borrower may convert any of its outstanding convertible securities into other equity securities pursuant to the terms of such convertible securities or otherwise in exchange thereof, (ii) Borrower may pay dividends solely in shares of common stock; (iii) Borrower may repurchase the stock of former employees, directors or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided such repurchase does not exceed in the aggregate of Two Hundred Fifty Thousand Dollars ($250,000) per fiscal year; and (iv) subject to the notice and mandatory payment provisions of Section 2.5 hereof, Borrower may repurchase capital stock pursuant to the terms of its Charter; or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement with the Lender to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Lender.

7.10 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of the Term Loan for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

8 EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1 Payment Default. Borrower fails to (a) make any payment of principal or interest on the Term Loan on its due date, or (b) pay any other Obligations under this Agreement within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Term Loan Maturity Date). During the three (3) Business Day cure period, the failure to make or pay any payment specified under clause (a) or (b) hereunder is not an Event of Default;

EXECUTION VERSION

8.2 Covenant Default.

(a) Borrower fails or neglects to perform any obligation in Sections 6.2, 6.3, 6.4, 6.5, or violates any covenant in Section 7; or

(b) Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any of the other Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default. Cure periods provided under this section shall not apply, among other things, to financial covenants or any other covenants set forth in clause (a) above;

8.3 Attachment; Levy; Restraint on Business.

(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or of any entity under the control of Borrower (including a Subsidiary) on deposit with a financial institution, or (ii) a notice of lien or levy is filed against any of Borrower’s assets by any government agency, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); or

(b) (i) any material portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower from conducting any material part of its business;

8.4 Material Adverse Change. A Material Adverse Change occurs.

8.5 Insolvency (a) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within thirty (30) days;

8.6 Other Agreements. There is, under any agreement to which Borrower or any Guarantor is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Three Hundred Fifty Thousand Dollars ($350,000), including the Permitted Senior Indebtedness (other than any default with respect to a financial covenant or ratio unless such default results in an acceleration of the applicable Indebtedness); or (b) any default by Borrower or Guarantor, the result of which could have a material adverse effect on Borrower’s or any Guarantor’s business (other than any default with respect to a financial covenant or ratio unless such default results in an acceleration of the applicable Indebtedness).

8.7 Judgments. One or more final judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Three Hundred Fifty Thousand Dollars ($350,000) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against Borrower and the same are not, within ten (10) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay;

8.8 Misrepresentations. Borrower or any Person acting for Borrower makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Lender or to induce Lender to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

EXECUTION VERSION

8.9 Subordinated Debt. Any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement; or

8.10 Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and in the case of clause (a) or clause (b) such decision or such revocation, rescission, suspension, modification or non-renewal (i) has, or could reasonably be expected to have, a Material Adverse Change, or (ii) adversely affects the legal qualifications of Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to result in a Material Adverse Change.

9 LENDER’S RIGHTS AND REMEDIES

9.1 Rights and Remedies. Subject to the terms of any applicable subordination or intercreditor agreement, while an Event of Default occurs and continues Lender may, without notice or demand, do any or all of the following:

(a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Lender);

(b) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Lender considers advisable, notify any Person owing Borrower money of Lender’s security interest in such funds, and verify the amount of such account;

(c) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Borrower shall assemble the Collateral if Lender requests and make it available as Lender designates. Lender may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Lender a license to enter and occupy any of its premises, without charge, to exercise any of Lender’s rights or remedies;

(d) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Lender is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, Patents, Copyrights, mask works, rights of use of any name, trade secrets, trade names, Trademarks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Lender’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Lender’s benefit;

(e) deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(f) demand and receive possession of Borrower’s Books; and

(g) exercise all rights and remedies available to Lender under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

EXECUTION VERSION

9.2 Power of Attorney. Borrower hereby irrevocably appoints Lender as its lawful attorney-in-fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Lender determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Lender or a third party as the Code permits. Borrower hereby appoints Lender as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Lender’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full. Lender’s foregoing appointment as Borrower’s attorney in fact, and all of Lender’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed.

9.3 Protective Payments. If Borrower fails to obtain the insurance called for by Section 6.4 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document, Lender may obtain such insurance or make such payment, and all amounts so paid by Lender are Lender Expenses and immediately due and payable, bearing interest at the then highest rate applicable to the Obligations, and secured by the Collateral. Lender will make reasonable efforts to provide Borrower with notice of Lender obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Lender are deemed an agreement to make similar payments in the future or Lender’s waiver of any Event of Default.

9.4 Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, Lender may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Lender shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Lender for any deficiency. If Lender, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Lender shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Lender of cash therefor.

9.5 Lender’s Liability for Collateral. So long as Lender complies with reasonable practices and the Code regarding the safekeeping of the Collateral in the possession or under the control of Lender, Lender shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6 No Waiver; Remedies Cumulative. Lender’s failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Lender thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Lender’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Lender has all rights and remedies provided under the Code, by law, or in equity. Lender’s exercise of one right or remedy is not an election and shall not preclude Lender from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Lender’s waiver of any Event of Default is not a continuing waiver. Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7 Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Lender on which Borrower is liable.

EXECUTION VERSION

10 NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by electronic mail or facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Lender or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	IMPINJ, INC.
701 N. 34th Street, Suite 300
Seattle, WA 98103
Attn: Evan Fein, CFO
Fax:
Email:

If to Lender:	SG ENTERPRISES II, LLC
155 108th Avenue, NE, Suite 400
Bellevue, Washington 98004
Attn: John Stanton and Theresa Gillespie
Fax:
Email:

11 CHOICE OF LAW, VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE

Washington law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Lender each submit to the exclusive jurisdiction of the State and Federal courts in King County, Washington; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Lender from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Lender. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

EXECUTION VERSION

12 GENERAL PROVISIONS

12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or obligations under it without Lender’s prior written consent (which may be granted or withheld in Lender’s discretion). Lender may not assign this Agreement or any of its rights or obligations under it without Borrower’s prior written consent (which shall not be unreasonably withheld or delayed); provided that Borrower’s prior written consent shall not be required for any assignment to (i) any of Lender’s Affiliates or for estate planning purposes, and (ii) any third party if, at the time of such assignment, Peter van Oppen is no longer Chairman of Borrower’s board of directors.

12.2 Indemnification. Borrower agrees to indemnify, defend and hold Lender and its agents, attorneys, or any other Person affiliated with or representing Lender (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or expenses (including Lender Expenses) in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between Lender and Borrower (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

12.3 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.4 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5 Amendments in Writing; Waiver; Integration. No purported amendment or modification of any Loan Document, or waiver, discharge or termination of any obligation under any Loan Document, shall be enforceable or admissible unless, and only to the extent, expressly set forth in a writing signed by the party against which enforcement or admission is sought. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. Any waiver granted shall be limited to the specific circumstance expressly described in it, and shall not apply to any subsequent or other circumstance, whether similar or dissimilar, or give rise to, or evidence, any obligation or commitment to grant any further waiver. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Documents merge into the Loan Documents.

12.6 Reserved.

12.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.

12.8 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied. The obligation of Borrower in Section 12.2 to indemnify Lender shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.9 Confidentiality. In handling any confidential information, Lender shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Lender’s Subsidiaries or Affiliates (such Subsidiaries and Affiliates, together with Lender, collectively, “Lender Entities”); (b) to prospective transferees or purchasers of any interest in the Term Loans (provided, however, Lender shall use its best efforts to obtain any prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) as otherwise required in connection with

EXECUTION VERSION

Lender’s audit; (e) as Lender considers appropriate in exercising remedies under the Loan Documents; and (f) to third-party service providers of Lender so long as such service providers have executed a confidentiality agreement with Lender with terms no less restrictive than those contained herein or are otherwise under a duty of confidentiality to Borrower or Lender. Confidential information does not include information that is either: (i) in the public domain or in Lender’s possession when disclosed to Lender, or becomes part of the public domain after disclosure to Lender; or (ii) disclosed to Lender by a third party if Lender does not know that the third party is prohibited from disclosing the information.

12.10 Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Borrower and Lender arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

12.11 Electronic Execution of Documents. The words “execution,” “signed,” “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

12.12 Captions. The headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

12.13 Construction of Agreement. The parties mutually acknowledge that they and their attorneys have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist.

12.14 Relationship. The relationship of the parties to this Agreement is determined solely by the provisions of this Agreement. The parties do not intend to create any agency, partnership, joint venture, trust, fiduciary or other relationship with duties or incidents different from those of parties to an arm’s-length contract.

12.15 Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement

12.16 Subordination. The Obligations evidenced by this Agreement are hereby expressly subordinated to the obligations of Borrower under the SVB Loan Agreement pursuant to the terms set forth in that that certain Subordination Agreement, dated as of the date hereof (the “SVB Subordination Agreement”) by and among, Lender, Silicon Valley Bank and Borrower. Lender hereby agrees to execute and deliver subordination agreements or intercreditor agreements requested from time to time by holders of Permitted Senior Indebtedness (whether in favor of Silicon Valley Bank or whether in favor of other Persons holding Permitted Senior Indebtedness), provided that such subordination or intercreditor agreements shall be on terms that are consistent with the terms contained in the SVB Subordination Agreement and are in a form that is reasonably acceptable to Lender. Notwithstanding anything contained in this Agreement, the rights of Lender under this Agreement shall be subject to the terms of the SVB Subordination Agreement or any other subordination or intercreditor agreement entered into by Lender in favor of holders of Permitted Senior Indebtedness.

EXECUTION VERSION

13 DEFINITIONS

13.1 Definitions. As used in the Loan Documents, the word “shall” is mandatory, the word “may” is permissive, the word “or” is not exclusive, the words “includes” and “including” are not limiting, the singular includes the plural, and numbers denoting amounts that are set off in brackets are negative. As used in this Agreement, the following capitalized terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Affiliate” is, with respect to any Person, each other Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Agreement” is defined in the preamble hereof.

“Lender” is defined in the preamble hereof.

“Lender Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to Borrower.

“Borrower” is defined in the preamble hereof.

“Borrower’s Books” are all Borrower’s books and records including ledgers, federal and state tax returns, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Resolutions” are, with respect to any Person, those resolutions substantially in the form attached hereto as Exhibit C.

“Business Day” is any day that is not a Saturday, Sunday or a day on which commercial banks are closed in the State of Washington.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) certificates of deposit maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Charter” is defined in Section 2.5.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of Washington; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of Washington, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

EXECUTION VERSION

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit B.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which Borrower maintains a Securities Account or a Commodity Account, Borrower, and Lender pursuant to which Lender obtains control (within the meaning of the Code) over such Deposit Account, Securities Account, or Commodity Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

“Default Rate” is defined in Section 2.2(b).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Dollars,” “dollars” or use of the sign “$” means only lawful money of the United States and not any other currency, regardless of whether that currency uses the “$” sign to denote its currency or may be readily converted into lawful money of the United States.

“Effective Date” is defined in the preamble hereof.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

“Excluded Accounts” is defined in Section 6.5.

“Excluded Subsidiary” is any payroll Subsidiary funded solely to fulfill payroll obligations.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

EXECUTION VERSION

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all Intellectual Property, claims, income and other tax refunds, security and other deposits, payment intangibles, contract rights, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central Lender or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations with respect to Indebtedness described in clauses (a) through (c) of this definition.

“Indemnified Person” is defined in Section 12.2.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other Bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means all of Borrower’s right, title, and interest in and to the following:

(a) its Copyrights, Trademarks and Patents;

(b) any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know-how, operating manuals;

(c) any and all source, object or programming code and software;

(d) any and all design rights which may be available to a Borrower;

(e) any and all published and unpublished works of authorship (including, without limitation, databases and compilations of information);

(f) any and all internet domain names (including any right related to the registration thereof), trade names, brand names, d/b/a’s, logos, symbols, and trade dress;

(g) any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(h) all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

EXECUTION VERSION

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Key Person” means each of (i) Even Fein, CFO and (ii) Chris Diorio, CEO.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the Note, any guaranties executed by Borrower or any Guarantor, and any other present or future agreement between Borrower any Guarantor and/or for the benefit of Lender in connection with this Agreement, all as amended, restated, or otherwise modified.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Lender’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (c) a material impairment of the prospect of repayment of any portion of the Obligations.

“Note” means that certain promissory note substantially in the form attached hereto as Exhibit D.

“Obligations” are Borrower’s obligations to pay when due any debts, principal, interest, Lender Expenses and other amounts Borrower owes Lender now or later under this Agreement or other the Loan Documents, including, without limitation, interest accruing after Insolvency Proceedings begin.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Permitted Indebtedness” is:

(a) Borrower’s Indebtedness to Lender under this Agreement and the other Loan Documents;

(b) other Indebtedness existing on the Effective Date and shown on Schedule A;

(c) Subordinated Debt;

(d) unsecured Indebtedness to trade creditors incurred in the ordinary course of business;

(e) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f) Indebtedness secured by Liens permitted under clauses (a), (c) and (j) of the definition of “Permitted Liens” hereunder;

(g) Permitted Senior Indebtedness;

(h) other Indebtedness in an aggregate principal amount not to exceed Fifty Thousand Dollars ($50,000) at any time; and

EXECUTION VERSION

(i) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (h) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a) Investments (including, without limitation, Subsidiaries) existing on the Effective Date and shown on Schedule A and;

(b) (i) Investments consisting of Cash Equivalents, and (ii) any Investments permitted by Borrower’s board approved cash management investment policy, as amended from time to time;

(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

(d) Investments consisting of deposit accounts in which Lender has a perfected security interest to the extent required by Section 6.5 and Investments consisting of the Excluded Accounts;

(e) Investments accepted in connection with Transfers permitted by Section 7.1;

(f) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s Board of Directors;

(g) Investments (including debt obligations) received in connection with the Bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(h) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of Borrower in any Subsidiary;

(i) Investments in an amount not to exceed Fifty Thousand Dollars ($50,000) in any calendar year.

“Permitted Liens” are:

(a) Liens existing on the Effective Date and shown on Schedule A or arising under this Agreement or the other Loan Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations adopted thereunder;

(c) purchase money Liens and Liens securing capital lease obligations (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than Four Million Five Hundred Thousand Dollars ($4,500,000) in the aggregate amount outstanding, or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment;

(d) Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business so long as such Liens attach only to Inventory, securing liabilities in the

EXECUTION VERSION

aggregate amount not to exceed Fifty Thousand Dollars ($50,000) and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f) Liens incurred in the extension, renewal or refinancing of the Indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness may not increase;

(g) leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non-exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Lender a security interest therein;

(h) non-exclusive license of Intellectual Property granted to third parties in the ordinary course of business, and licenses of Intellectual Property that could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discreet geographical areas outside of the United States;

(i) Liens arising from attachments or judgments, orders, or decrees in circumstances not constituting an Event of Default under Sections 8.3 and 8.7;

(j) Liens securing Subordinated Debt;

(k) Liens securing Permitted Senior Indebtedness and Liens securing obligations other than the Permitted Senior Indebtedness up to a maximum of Four Million Five Hundred Thousand Dollars ($4,500,000) owing by Borrower to Silicon Valley Bank and granted pursuant to the SVB Loan Agreement.; and

(l) Liens in favor of other financial institutions arising in connection with (i) the Excluded Accounts and (ii) Borrower’s other deposit and/or securities accounts held at such institutions, provided that in the case of accounts described in clause (ii) above, Lender has a perfected security interest in the amounts held in such deposit and/or securities accounts to the extent required by Section 6.5.

“Permitted Senior Indebtedness” means Indebtedness in an aggregate principal amount not to exceed Twenty-Five Million Five Hundred Thousand Dollars ($25,500,000), as may be amended, extended, renewed or replaced from time to time, which amount shall include the amount of any Indebtedness outstanding at any time after the Effective Date under the SVB Loan Agreement, as amended, or any extension or refinancing thereof.

“Quarterly Financial Statements” is defined in Section 6.2(a).

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

EXECUTION VERSION

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer, Senior Vice President of Finance and Controller of Borrower.

“Restricted License” is any material license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Lender’s right to sell any Collateral.

“SEC” shall mean the Securities and Exchange Commission, any successor thereto, and any analogous Governmental Authority.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Senior Lender” means any lender providing Permitted Senior Indebtedness.

“Subordinated Debt” is Indebtedness incurred by Borrower expressly subordinated to Borrower’s Obligations (pursuant to a subordination, intercreditor, or other similar agreement entered into between Lender and the other creditor in form and substance satisfactory to Lender).

“Subsidiary” is, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless the context otherwise requires, each reference to a Subsidiary herein shall be a reference to a Subsidiary of Borrower.

“SVB Loan Agreement” means that certain Second Amended and Restated Loan and Security Agreement, dated as of March 26, 2014, by and between Borrower and Silicon Valley Bank, as may be amended, restated, extended, renewed or replaced from time to time.

“SVB Subordination Agreement” is defined in Section 12.16.

“Term Loan Maturity Date” is October 1, 2020.

“Term Loan” is defined in Section 2.1.1.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks.

“Transfer” is defined in Section 7.1.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

IMPINJ, INC.

By:	/s/ Evan Fein

Name:	Evan Fein

Title:	CFO

LENDER:

SG ENTERPRISES II, LLC

By:	/s/ John Stanton

Name:	John Stanton

Title:	Member/Manager

[Signature Page to Loan and Security Agreement]

EXHIBIT A

COLLATERAL DESCRIPTION

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (i) any Intellectual Property; provided, however, the Collateral shall include all Accounts and all proceeds of Intellectual Property, or (ii) more than 65% of the issued and outstanding voting capital stock of any Subsidiary that is organized in a jurisdiction other than the United States or any state or territory thereof. If a judicial authority (including a U.S. Bankruptcy Court) would hold that a security interest in the underlying Intellectual Property is necessary to have a security interest in any Accounts or other property that are proceeds of Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Lenders’ security interest in such Accounts and such other property of Borrower that are proceeds of the Intellectual Property. If at any time, Borrower shall create, allow, incur or suffer any Liens on any of its Intellectual Property in favor of any party other than the Lenders (other than as contemplated under item (h) of the definition of Permitted Liens), then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property subject to such Liens.

EXHIBIT B

COMPLIANCE CERTIFICATE

TO: SG ENTERPRISES II, LLC	Date:
FROM: IMPINJ, INC.

The undersigned authorized officer of Impinj, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Lender (the “Agreement”):

(1) Borrower is in complete compliance for the period ending                 with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Lender.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except (i) as explained in an accompanying letter or footnotes and (ii) for the absence of footnotes and subject to year-end adjustments. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Quarterly financial statements with Compliance Certificate	Quarterly within 45 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Annual Operating Plan	30 days after FYE	Yes No

Financial Covenant	Required	Actual	Complies
Maintain at all times
Minimum Revenue	See Section 6.6	$	Yes No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

IMPINJ, INC.

By:

Name:

Title:

1

EXHIBIT C

BORROWING RESOLUTIONS

CORPORATE BORROWING CERTIFICATE

BORROWER: IMPINJ, INC.	DATE: September , 2015
LENDER: SG ENTERPRISES II, LLC

I hereby certify as follows, as of the date set forth above:

1. I am the Secretary, Assistant Secretary or other officer of the Borrower. My title is as set forth below.

2. Borrower’s exact legal name is set forth above. Borrower is a corporation existing under the laws of the State of Delaware.

3. Attached to Exhibit C-1 hereto are true, correct and complete copies of Borrower’s Articles/Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above. Such Articles/Certificate of Incorporation have not been amended, annulled, rescinded, revoked or supplemented, and remain in full force and effect as of the date hereof.

4. Attached to Exhibit C-2 hereto are true, correct and complete copies of resolutions duly and validly adopted by Borrower’s Board of Directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action). Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and Lender may rely on them until Lender receives written notice of revocation from Borrower.

5. The following persons are on and as of the date hereof, duly elected officers of the Borrower holding the office(s) set opposite their respective names, and that the signatures set opposite their respective names are the true signatures of said officers:

Name	Title	Signature

[Remainder of page intentionally left blank.]

1

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

IMPINJ, INC.

By:

Name:

Title:

*	If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the                                          of Borrower, hereby certify as to paragraphs 1 through 5 above, as of the date set forth above.

                      [print title]

By:

Name:

Title:

2

Exhibit C-1

3

Exhibit C-2

Mezzanine Loan Financing

WHEREAS, there has been submitted to the Board of Directors (the “Board”) of the Company the terms and conditions of a proposed secured loan facility (the “Mezzanine Loan Facility”) with SG Enterprises II, LLC (the “Lender”) relating to a secured mezzanine term loan facility in an aggregate principal amount of $5,000,000; and this Board has reviewed the terms and conditions of the proposed Mezzanine Loan Facility.

WHEREAS, on the basis of the Board’s review of the terms and conditions of the proposed Mezzanine Loan Facility, the Board deems it advisable and in the best interests of the Company that the Mezzanine Loan Facility be entered into with the Lender in accordance with the terms and conditions presented to the Board.

RESOLVED: That it is in the best interest of the Company and the stockholders of the Company to negotiate and enter into a mezzanine loan and security agreement, in substantially the form attached hereto as Exhibit A (the “Mezzanine Loan Agreement”), with Lender.

RESOLVED FURTHER: That the officers of this Company and any designee of such officers (collectively, the “Authorized Officers”), be, and each of them hereby is, individually authorized and empowered to execute and deliver, in the name and on behalf of the Company, the Mezzanine Loan Agreement and all other documents and agreements required to be executed pursuant to the terms of the Mezzanine Loan Agreement (together with the Mezzanine Loan Agreement, such documents and agreements shall be referred to herein as the “Mezzanine Credit Documents”), including, without limitation, any promissory notes, security agreements, pledge agreements, guaranties, account control agreements, and other collateral security documents, and all such other documents which are deemed to be necessary and advisable in order to carry out the terms and the conditions of the Mezzanine Credit Documents, and that the terms and conditions of the Mezzanine Credit Documents are hereby approved, with such changes as may be approved by any Authorized Officer, such approval to be conclusively evidenced by the execution and delivery of any Mezzanine Credit Documents by any such Authorized Officer.

RESOLVED FURTHER: That the Authorized Officers be, and each of them hereby is, individually authorized and empowered to grant liens on all of the Company’s property (other than intellectual property, unless a court of competent jurisdiction holds that a security interest in intellectual property is necessary to have a security interest in any proceeds arising out of, or relating to, any such intellectual property), including, without limitation, equipment, fixtures, inventory, chattel paper, instruments, deposit accounts, investment accounts, investment property, contract rights, cash, payment intangibles, accounts and other rights of payment, all other property and general intangibles, all proceeds from the sale or licensing of intellectual property and all proceeds of the foregoing and take such further action to maintain and perfect such liens and otherwise necessary to effect the purposes of the Mezzanine Credit Documents and to execute any and all certificates, financing statements and any other document in connection therewith.

RESOLVED FURTHER: That the Authorized Officers, or any individuals designated by the Authorized Officers whose names are provided in writing to the Lender, be, and each of them hereby is, authorized and empowered to borrow up to $5,000,000 pursuant to the terms of the Mezzanine Credit Documents.

RESOLVED FURTHER: That, in order to fully carry out the intent and effectuate the purposes of the foregoing resolutions, the Authorized Officers be, and each of them hereby is, individually authorized in the name and on behalf of the Company from time to time to take all such additional actions and to execute and deliver such additional certificates, instruments, notices, financing statements, or other documents, as any Authorized Officer, may deem necessary, advisable or proper in order to carry out and perform the obligations of the Company under the Mezzanine Credit Documents, in the forms executed on behalf of the Company pursuant to these resolutions, or under any other instrument or document executed pursuant to or in connection with such agreement and from time to time to amend or modify any of the Mezzanine Credit Documents in such manner and form, as any Authorized Officer shall approve, such Authorized Officer’s approval to be conclusively evidenced by the performance of any such action or the execution and delivery of any such certificate, instrument, notice or document.

4

RESOLVED FURTHER: That any form resolutions proposed by Mezzanine Lender having substantially the same effect as the foregoing be, and hereby are, adopted and approved and shall be attached to these resolutions and inserted in the minute book of the Company.

Omnibus Resolutions

RESOLVED: That the Authorized Officers be, and each of them hereby is, authorized and empowered to take any and all such further action, to execute and deliver any and all such further agreements, instruments, documents and certificates and to pay such expenses, in the name and on behalf of the Company or such Authorized Officer, as any such Authorized Officer may deem necessary or advisable to effectuate the purposes and intent of the resolutions hereby adopted, the taking of such actions, the execution and delivery of such agreements, instruments, documents and certificates and the payment of such expenses by any such Authorized Officer to be conclusive evidence of his or her authorization hereunder and the approval thereof.

RESOLVED FURTHER: That any and all actions taken by the Authorized Officers to carry out the purposes and intent of the foregoing resolutions prior to their adoption are approved, ratified and confirmed.

RESOLVED FURTHER: That the Secretary and any Assistant Secretary of the Company are each hereby severally authorized and empowered to certify to the passage of the foregoing resolutions.

5

EXHIBIT D

PROMISSORY NOTE

$5,000,000	September , 2015

The undersigned (“Borrower”) promises to pay to the order of SG ENTERPRISES II, LLC, a Washington limited liability company (“Lender”), at its office at [                    ], or at such other place as Lender may designate in writing, in lawful money of the United States of America, the principal sum of Five Million Dollars ($5,000,000), with interest thereon from the date hereof until maturity, whether scheduled or accelerated, at a fixed rate per annum equal to 18.0% in accordance with the terms of the Loan Agreement (as defined below).

This Promissory Note (the “Note”) is the Note referred to in that certain Mezzanine Loan and Security Agreement dated as of September 25, 2015, between Borrower and Lender (as the same has been and may be amended, restated and supplemented from time to time, the “Loan Agreement”), and is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Each capitalized term not otherwise defined herein shall have the meaning set forth in the Loan Agreement. The Loan Agreement contains provisions for the acceleration of the maturity of this Note upon the happening of certain stated events. Principal of and interest on this Note shall be payable as provided in the Loan Agreement.

This Note shall be governed by, and construed in accordance with, the laws of the State of Washington, excluding those laws that direct the application of the laws of another jurisdiction.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

1

IN WITNESS WHEREOF, the undersigned has caused this Note to be signed as of the day and year first above written.

BORROWER:

IMPINJ, INC.

By:

Name:

Title:

2